United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported): April 13, 2004



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




   State of Incorporation                      IRS Employer Identification No.
        Delaware                                          06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated April 13, 2004 regarding its announcement to acquire Group 1 Software, Inc.



Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                Description
-------     -------------------------------------------------------------------

   (1)      Pitney Bowes Inc. press release dated April 13, 2004.







                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PITNEY BOWES INC.

April 13, 2004

                                     /s/ B.P. Nolop
                                     -----------------------------------------
                                     B. P. Nolop
                                     Executive Vice President and
                                     Chief Financial Officer
                                     (Principal Financial Officer)




                                     /s/ J.R. Catapano
                                     -----------------------------------------
                                     J. R. Catapano
                                     Controller
                                     (Principal Accounting Officer)

                                                                  EXHIBIT 1
                                                                  ---------

For Immediate Release
---------------------

                    Pitney Bowes To Acquire GROUP 1 SOFTWARE
                    ----------------------------------------

STAMFORD, Conn. and Lanham, MD April 13, 2004- Pitney Bowes Inc. (NYSE:PBI) today signed a definitive agreement to acquire all of the outstanding shares of Group 1 Software, Inc. (Nasdaq:GSOF) for $23 per share, which net of cash on Group 1's balance sheet, will cost the company approximately $321 million. Group 1 Software is an industry leader in software that enhances mailing efficiency, data quality and customer communications. Group 1 will become a wholly-owned subsidiary of Pitney Bowes within its Global Enterprise Solutions segment, continuing to operate under its current management. Subject to approval by Group 1's stockholders and completion of other conditions, the transaction is expected to close in the third calendar quarter of 2004. Upon completion, Pitney Bowes expects the acquisition to be neutral to accretive to earnings, excluding integration costs, and cash earnings positive in its first twelve months.
         This acquisition enhances Pitney Bowes' ability to execute its growth strategies and deliver added value to customers worldwide, according to Michael
J. Critelli, Chairman and CEO of Pitney Bowes. "The acquisition of Group 1 Software supports the areas we have previously identified for sustained growth in customer and shareholder value - mailstream expansion, document management, global penetration and cross-selling. Software is an increasingly important part of our value proposition for mailers. Group 1 has a broad range of address management, data quality, document generation and delivery and marketing campaign management software applications that complement our existing mailing software business and products. These capabilities have become even more important in light of the U.S. Postal Service's recent focus on intelligent mail and address quality. It will also expand our mail stream participation by adding 3,000 high- and mid-volume mailing customers worldwide."
         Mr. Critelli continued, "One of the ways we plan to grow our document management presence is by integrating mail and documents enterprise-wide across multiple customer touch points and business processes, which we call customer communications management (CCM). We feel Group 1's suite of solutions helps lay the foundation for profitable expansion in the $4 billion, and growing, CCM market. Its extensive product line, infrastructure and strong presence outside of the U.S. will enable us to expand our range of mailstream solutions worldwide and also offers an opportunity for cross-selling to our respective customer bases.
                                        (1)

Our brand promise is engineering the flow of communicationTM. In other words, we help organizations of all sizes get the right message to the right customer or prospect at the lowest possible cost. The acquisition of Group 1 enhances our ability to add value to every piece of mail and its contents by reducing its costs, increasing its effectiveness, and enhancing its impact on customer relationships."
         Group 1 Software, headquartered in Lanham, Maryland, began providing postal and direct mail software in 1982. It has a suite of data quality, mailing efficiency, customer communications management and data integration applications that help organizations worldwide maximize the value of their customer and other data. It has leveraged its leadership position in high volume mailing related software by extending into customer communications and data quality solutions that integrate and deliver data across the enterprise. Group 1 offers solutions utilized by leaders in the financial services, banking, retail, telecommunications, utilities, insurance and other industries. The company employs approximately 600 employees worldwide with sales offices in the U.S., Canada, U.K. and Europe, Japan, South Korea, Singapore, Malaysia, and China, and development centers in Lanham, MD, Austin, TX, Minneapolis, MN, Boulder, CO, Mountain View, CA, Toronto, Canada, and Watford, UK. Group 1 uses distributors for those countries in which it does not have sales offices.
         According to Bob Bowen, CEO of Group 1 Software, "We touch growing markets with $8 billion in current revenue and we view this transaction as a very positive step toward growing our participation in these markets. Pitney Bowes' expertise, range of solutions and strong brand recognition in mailing solutions will enable us together to improve the efficiency and effectiveness of customer communications."
         Management of Pitney Bowes will discuss this transaction in a conference call today scheduled for 8:30 a.m. EDT. Visit www.pb.com/acquisition
                                                         ----------------------
for more information and a link to the conference call over the web.
         Group 1 provides industry-leading technologies that allow businesses to cleanse and enrich their corporate data, generate personalized customer communications and integrate and deliver data across the enterprise. These technologies are essential components of enterprise applications including customer relationship management (CRM), enterprise resource planning (ERP) and business intelligence systems. The company's customer base includes such recognized names as Entergy, GEICO, L.L. Bean, MapQuest, QVC, Siemens, Wal-Mart and Wells Fargo. For more information about Group 1, visit the company's web site at http://www.g1.com.
        -----------------
                                        (2)

         Pitney Bowes is a $4.6 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes in more than 130 countries through dealer and direct operations. For more information please visit www.pb.com.
----------
===============================================================================
         Group 1 will file a proxy statement and other documents regarding the proposed merger described in this press release with the U.S. Securities and Exchange Commission ("SEC"). Stockholders are urged to read the proxy statement when it becomes available, because it will contain important information about Group 1, the proposed transaction and related matters. A definitive proxy statement will be sent to security holders of Group 1 seeking their approval of the transaction. Stockholders may obtain a free copy of the definitive proxy statement, when available, and other documents filed by Group 1 and Pitney
Bowes Inc. with the SEC at the SEC's web site at www.sec.gov.
                                                 -----------
         Group 1, Pitney Bowes Inc. and their directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Group 1 stockholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding options to purchase or shares of Group 1 stock. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Group 1's 2003 and Pitney Bowes' 2004 annual meeting of stockholders filed with the SEC on August 5, 2003 and March 25, 2004, respectively, and the Form 4s filed by Group 1's and Pitney Bowes' directors, executive officers and certain members of management and other employees since such dates. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.
         The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about growth strategies, market expansion, etc. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2003 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

                                        (3)